UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 5, 2011

Tidelands Bancshares, Inc.

(Exact name of registrant specified in its charter)

South Carolina	001-33065	02-0570232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (843) 388-8433

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On April 5, 2011, at a meeting of Tidelands Bancshares, Inc.’s (the “Company”) Board of Directors (the “Board”), J. Louis Grant informed the Board that he was resigning as a director of the Company and its wholly owned subsidiary, Tidelands Bank (the “Bank”).  Mr. Grant’s April 6, 2011 resignation letter is attached as exhibit 17.1 to this report.  At the time of his resignation, Mr. Grant served as a member of the Company’s Executive, Loan, Nominating and Corporate Governance, and Risk Management Committees.  Mr. Grant was also Vice Chairman and Secretary of both the Company and the Bank.  Although Mr. Grant’s resignation letter does not explicitly state the reason for his resignation, the Company believes that his resignation is the result of a disagreement with the Company’s Board regarding the Board’s deliberative process in accepting former President and CEO Robert E. Coffee, Jr.’s departure from the Company and the Bank on April 4, 2011.

Item 9.01(d) Exhibits

Exhibit No.	Description of Exhibit

17.1	Letter of Resignation of J. Louis Grant, dated April 6, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tidelands Bancshares, Inc.

Date: April 8, 2011	/s/ Alan W. Jackson
Alan W. Jackson
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

17.1	Letter of Resignation of J. Louis Grant, dated April 6, 2011